                                                                   Exhibit 10.1







                             DISTRIBUTION AGREEMENT


         This Distribution Agreement is made this 23rd day of June, 1997 by and between Dialogic Corporation, a New Jersey corporation, with headquarters at 1515 Route 10, Parsippany, New Jersey 07054 ("Dialogic"), and Voice Control Systems, Inc., a Delaware corporation, with headquarters at 14140 Midway Road, Suite 100, Dallas, Texas 75244 ("VCS").

                             BACKGROUND INFORMATION

         Dialogic is a manufacturer of voice processing components. One of Dialogic's products lines is based on its SCSA architecture; the speech recognition platform that is available in the SCSA architecture is known as Antares. VCS has developed speech recognition technology that is available with a variety of capabilities. Dialogic has licensed certain speech recognition capabilities from VCS under a License Agreement dated June 8, 1990, that has subsequently been amended several times. VCS provides support to Dialogic for the Basic Technology it has licensed under a Support Agreement dated September 20, 1991, as subsequently amended. In addition to the Basic Technology that Dialogic has licensed, VCS has certain Enhanced Technologies available that provide capabilities such as High-Density Continuous, Speaker-Dependent, Speaker Verification, PowerBundle, Discrete Word Spotting, and Alphanumeric. VCS continues to develop new Enhanced Technologies such as Password Verification. Dialogic currently sells Antares products with VCS' Basic Technology, and Dialogic wishes to offer Enhanced Technologies to its customers who are then purchasing or have already purchased Antares products with Basic Technology ("Customers"). VCS is willing to permit Dialogic to do so on the terms and conditions of this Agreement.

Accordingly, in consideration of the above and the mutual agreements below, and using certain terms herein in accordance with the definitions attributed to them in Addendum I attached hereto and incorporated herein by reference, Dialogic and VCS agree as follows:

                             SUBSTANTIVE PROVISIONS

1. Appointment. VCS hereby appoints Dialogic as its non-exclusive distributor of licenses for Enhanced Technologies for use on Dialogic's Antares products and Dialogic accepts the appointment. Dialogic will offer and actively promote VCS' Enhanced Technologies to Antares Customers. In order to induce Antares Customers to order VCS' Enhanced Technologies, Dialogic agrees to credit * ports towards a Customer's VPA contract for each port of VCS' Enhanced Technologies that the Customer licenses from Dialogic.

2. Configuration. Dialogic will offer Enhanced Technologies in fixed board configurations based on the maximum DSP loads of each technology. The preliminary list of configurations is set forth in Exhibit B attached hereto and incorporated herein by reference; Dialogic has developed or will develop Dongles and VCS will develop software packages of the Enhanced Technologies in these


* Confidential treatment requested.

configurations in each operating system that the companies mutually agree provide the best business opportunity. Each software package will include the appropriate Enhanced Technologies, release notes, a license, an instruction letter in the form of Exhibit A attached hereto and incorporated herein by reference and any other software required to run the Enhanced Technologies on the Antares platform. The package will be sealed with appropriate instructions regarding the order in which to open envelopes within the package. The configuration list will be expandable, and VCS and Dialogic agree to work together to determine the appropriate number and configuration of product offerings. As configurations are added to the list by mutual agreement of the parties (which shall be evidenced by initializing amendments to Exhibit A), Dialogic will develop Dongles for them. Additions to the configuration list require at least two to three weeks lead time. If a Customer has an immediate need for a non-standard configuration, Dialogic will provide non-production Dongles and VCS will provide an appropriate software package software for Enhanced Technologies the Customer has ordered for shipment to the Customer. The configuration represented in the non-production Dongles will be added to the configuration list after shipment, and Dialogic will develop a production Dongle for that configuration. The Customer who received a non-production Dongle will be required to exchange it for the production Dongle when it is available.

         2.1 Enhanced API Features In Basic Packages. VCS desires to maintain a single code base and include its Enhanced Technology API functions in the Basic Technology software packages tested and shipped by Dialogic, but Dialogic is concerned that problems encountered with these elements of the Enhanced Technology API functions could cause Dialogic to re-test and re-release Basic Technology software packages that would have otherwise have required no action. Therefore, the parties will limit the number of Basic Technology software package re-tests and re-releases to one per quarter per operating system, which may be exceeded if both parties agree it is in their mutual best interest or if a problem is encountered in elements of the Basic Technology software package.

3. Order Fulfillment and Payment. Dialogic will purchase software packages for each configuration from VCS at a price of * per package. Upon accepting a purchase order for VCS Enhanced Technologies, Dialogic will deliver the Dongle and software package that the Customer requires to implement the Enhanced Technologies he has ordered. Dialogic will bill the Customer for the Enhanced Technologies and collect its charges. Dialogic shall pay VCS for each Enhanced Technology software package sold according to the price schedule shown in Exhibit C attached hereto and incorporated herein by reference. Payments will be due quarterly by the 15th day of April, July, October, and January for Enhanced Technologies software packages sold during the preceding calendar quarter, as evidenced by either shipment of the software package or invoicing. Dialogic will also provide Enhanced Technologies sales reports on a monthly basis, by including Enhanced Technology sales information in the reports currently prepared and delivered for Basic Technology sales. Each monthly report will furnish VCS the name of each customer who purchased an Enhanced Technology during the month, its VPA level, a summary of the Dongles and software packages purchased, and any other information reasonably requested by VCS. With respect to any amount owed to VCS that is not paid by the due date, VCS shall have the right to require that Dialogic pay VCS interest from the due date to date of payment at the rate of one and one-half (1-1/2%) percent per month on the unpaid balance (or such lower rate as may be the


* Confidential treatment requested.

maximum allowable by law), together with VCS' costs of collection (including reasonable attorney's fees).

         3.1 Upgrades. Customers using existing Basic Technologies and wishing to upgrade to an Enhanced Technology product will be required to order and license the appropriate Enhanced Technology Dongle and software package. Upon receiving the Enhanced Technology Dongle, the Customer will return the Basic Technology Dongle to Dialogic and receive full credit for the Basic Technology license. No other credits will be allowed for open packages of software.

4. Audit Rights. Dialogic hereby grants to VCS' duly accredited representative, who shall be a certified public accountant, the right to periodically inspect and make copies of Dialogic's books of accounts and records pertaining to shipment of Dongles and Enhanced Technologies during ordinary business hours, only for the purpose of (a) verifying payments made under this Agreement, and/or (b) to obtain information as to payments due and payable. Such inspections shall be made no more often than annually and only upon five days prior written notice to Dialogic. The cost of such inspection will be borne by VCS, except if upon examination it is agreed that VCS has been underpaid by 5% or more by Dialogic, then such payment and all reasonable costs associated with the examination shall be paid by Dialogic within ten (10) days following such agreement.

5. Modification. VCS may modify the vocabulary or other elements of the Enhanced Technologies software, including, without limitation, modifying a PowerBundle by adding words to the basic vocabulary to meet a Customer's requirements, but VCS will not add ports, modify the configuration or change the basic functionality.

6. Warranty. VCS warrants that the diskette on which Enhanced Technologies are furnished to the Customer shall be free from defects in materials and workmanship under normal use for a period of 90 days from the date of delivery to the Customer. If such a defect appears within the warranty period, the Customer may return the defective diskette to VCS for replacement without charge. Replacement is the Customer's sole remedy with respect to such a defect.

7. Support. Dialogic will provide support for Customers for problems incurred during downloading and running the Antares demonstration program (a.k.a. Rec-Play demo). Customers purchasing Enhanced Technologies will be automatically shipped the Basic Technology package by Dialogic in addition to the Enhanced Technology software. Customers will be instructed to install, configure and run the Basic Technology demonstration programs first. Customers will be instructed to contact Dialogic directly if any problems are encountered to this point. If the Basic Technology has been installed and run to the Customer's satisfaction, they will then be instructed to install and configure the Enhanced Technology software. From this point forward, all support calls will be directed to VCS. Customers using a mixture of Basic and Enhanced Technologies in the same system will receive all support for both Basic and Enhanced technologies directly from VCS after initial basic installation as described here.

8. Additional VCS Charges. VCS may charge Customers who acquire Enhanced Technologies engineering fees and support fees for services rendered to them. VCS will provide the appropriate Dialogic Account Manager with the details of such arrangement including the


* Confidential treatment requested.

anticipated charges. Such charges will be negotiated by VCS and paid directly by the Customer to VCS.

9. Term. This Agreement shall become effective on the date hereof and unless sooner terminated extend for a period of one year; this Agreement will be renewed from year to year thereafter unless terminated by either party by giving written notice of non-renewal at least 30 days prior to the end of the then-current term.

10.      Termination.  This Agreement may be terminated as follows:

         10.1 If either party fails to fulfill any material obligations or conditions hereof, or commits any other breach or is in default in any other way with regard to any of the provisions of this Agreement, and such failure, breach, or default is not cured within thirty (30) days of written notice to the defaulting party by the other party specifying the nature of the default, the aggrieved party will have the right to terminate this Agreement by giving written notice of termination to the defaulting party, whereupon this Agreement shall automatically terminate on the 30th day after such termination notice is given. Either party will have the right to cure any such default up to but not after receiving notice of termination.

         10.2 In the event that under the laws of the United States either party files for bankruptcy or is deemed insolvent or is obliged to cease to trade or to wind-up its affairs and go into liquidation, or should it seek protection from its creditors or a rearrangement of its obligations by legal process, or otherwise, or a committee of creditors be appointed, or any similar proceedings be had or commenced pursuant to the laws of any jurisdiction or otherwise, the other party shall be entitled to give written notice terminating this Agreement forthwith without prejudice to any rights of either Licensee or VCS which may have accrued hereunder at or as of the date of such termination.

         10.3 If Dialogic's annual payments to VCS under all agreements between them, including, without limitation, this Agreement, any license agreement or any support agreement do not exceed * in any calendar year, VCS shall have the right to terminate this Agreement by giving written notice to Dialogic.

         Termination of this Agreement for any cause shall not be construed as a waiver in respect of either party of any of its rights, claims (including claims for damages) or obligations that have accrued up to and including the date of termination, including Dialogic's obligation to pay any sums accrued to VCS.

11. Patent Warranty and Indemnity. VCS represents and warrants that it has the right to grant licenses to Customers regarding use of its Enhanced Technologies. VCS and Dialogic will cooperate to assure that all requisite patent, trademark and copyright notices are provided. VCS shall indemnify and hold Dialogic and Customers harmless against any and all costs, claims, damages, expenses, losses and demands (including legal expenses) incurred by or against Dialogic or a Customer as a result of or in connection with any claim made or alleged that an Enhanced Technology infringes any United States or European Union patent, copyright, trade secret, trademark or other intellectual property rights of any third party, conditioned on the following:


* Confidential treatment requested.

         (A) That VCS shall be notified promptly in writing by Dialogic of any notice of such claims; and

         (B) That VCS shall have the sole control of the defense of any action on such claim and all negotiations for its settlement or compromise.

         Should an Enhanced Technology be held, or in VCS' opinion be likely to be held, to infringe such intellectual property rights, VCS shall, at its expense, (i) procure for Customers the right to continue using the Enhanced Technology, (ii) replace or modify the same so that it becomes noninfringing but still performs substantially the same functions that the Enhanced Technology performed prior to replacement or modification, or (iii) withdraw the Enhanced Technology and refund to Customer the amortized charge for the Enhanced Technology paid to VCS by Dialogic as herein provided, as amortized ratably over sixty months.

         Notwithstanding the foregoing, VCS shall have no liability to Dialogic or its Customers with respect to any claim of patent infringement which is based upon a claim that an application in which an Enhanced Technology is used violates the intellectual property rights of another person or entity.

12. Training. VCS will provide training to Dialogic's sales force to assist in selling Enhanced Technologies.

13. Exclusivity. VCS will generally refer Antares Customers desiring Enhanced Technologies to Dialogic and endeavor to persuade Antares Customers to order Enhanced Technologies from Dialogic; however, this Agreement is non-exclusive and VCS is permitted to market its Enhanced Technologies to Antares Customers where business reasons indicate such action is appropriate.

14. Headings. Headings used in this Agreement are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

15. Assignability. This Agreement, and all rights and obligations hereunder, are personal as to the parties hereto and may not be assigned, in whole or in apart, by any of the parties to any other person, firm or corporation without the prior written consent thereto by the other party hereto, which consent shall not be unreasonably withheld; except that either party may freely assign any or all of its rights and obligations hereunder to any Affiliate. An Affiliate assignee will thereupon be free to assign the rights and obligations under this Agreement to any other Affiliate. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

16. No Waiver. No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof. Nor shall any single or partial exercise of any right or remedy hereunder exclude any other or further exercise thereof or the exercise of any other right hereunder.

17. Entire Agreement. This Agreement and all schedules and exhibits annexed hereto constitute the entire agreement among the parties respecting the subject matter hereof and supersedes all prior


* Confidential treatment requested.

agreements among the parties relative to the subject matter hereof. In entering this Agreement, Dialogic did not rely on any representations or warranties of VCS or its employees or agents other than those set forth in this Agreement. This Agreement may not be modified or amended except by a writing that states that it is an amendment to this Agreement and that is signed by duly authorized representative of the parties. In the event of any conflict between the terms of this Agreement and any purchase orders, acknowledgments, submissions, correspondence, memoranda, listing sheets or any other documents, the terms of this Agreement, as amended from time to time, will govern and prevail.

18. Notices. All notices required or permitted to be given hereunder shall be in writing and will be valid and sufficient if dispatched either (i) by hand delivery, (ii) by telex, cable or facsimile transceiver, with confirming letter mailed promptly thereafter in accordance with clause (iv) hereof, (iii) by reputable overnight express courier or (iv) by certified mail, postage prepaid, return receipt requested, deposited in any post office in the United States, in any case, addressed to the addresses set forth on the first page of this Agreement, or such other addresses as may be provided from time to time in the manner set forth above. When sent by cable or facsimile as aforesaid, notices given as herein provided will be considered to have been received when sent during normal business hours; otherwise, notices will be considered to have been received only upon delivery or attempted delivery during normal business hours.

19. Partial Invalidity. If any clause or provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, then and in that event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby, and it is also the intention of the parties to this Agreement that in lieu of each clause or provision of this Agreement that is held to be illegal, invalid, or unenforceable, there be added as a part of this Agreement a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and still be legal, valid, and enforceable.

20. Costs and Attorneys' Fees. The prevailing party in any litigation, arbitration or other proceedings arising out of this Agreement shall be reimbursed by the other party for all costs and expenses incurred in such proceedings, including reasonable attorneys' fees.

21. Force Majeure. No party hereto shall be liable for delay or default in performing hereunder, other than a delay or default in payment of any monies due to the other party, if such performance is delayed or prevented by a Force Majeure Condition. If a Force Majeure Condition occurs, the party delayed or unable to perform shall give prompt notice of such occurrence to the other party. The party affected by the other party's inability to perform may, after sixty (60) days, elect to either terminate this Agreement or continue performance with the option of extending the terms of the Agreement up to the length of time the Force Majeure Condition endures. The party experiencing the Force Majeure Condition must inform the other party in writing when such a condition ceases to exist.

22. Confidentiality. Each party covenants and agrees that at all times hereafter it will keep secret all information communicated to it which has been designated as confidential or proprietary, and that it will not divulge the same to any person, firm, or corporation or use it for its benefit or for


* Confidential treatment requested.

the benefit of others without the prior written consent of the other party. This obligation shall apply only if in the case of written communication, the document has been conspicuously labeled as "confidential" or "proprietary" and in the event of an oral communication, the information has been identified as confidential or proprietary at the time of disclosure and a written summary of the confidential or proprietary information, conspicuously marked as such, has been prepared by the disclosing party and sent to the receiving party within 30 days of the disclosure. The recipient shall take reasonable steps to safeguard such confidential information, using at a minimum the same degree of care that the recipient uses to protect its own similar categories of confidential and proprietary information. The provisions of this Article shall not apply to:

         (A) Information that at the time of receipt can be shown by reasonable evidence to be in the public domain;

         (B) Information that can be shown by reasonable evidence to have been legally in possession of the party receiving such information prior to the time of it being received from the other party; or

         (C) Information that can be shown by reasonable evidence to have legally become part of the public domain, other than by acts or omissions of the party receiving such information.

         For the purpose of sub-paragraphs (A) and (C) of this section, information shall not be considered to be in the public domain merely because a more generalized disclosure of information, which does not specify the details of the information received, is in the public domain.

         If any party is required to disclose information to a third party pursuant to a lawfully issued subpoena or other formal demand for the production of information by a court of competent jurisdiction or a regulatory body with jurisdiction over the party, the party ordered to produce such information shall promptly notify the other party and shall use its best efforts to maintain the confidentiality of such information. In addition, if either party determines that this Agreement is a "material contract," that party may file this Agreement with the Securities and Exchange Commission, provided that it notifies the other party at least fifteen (15) days prior to such filing and cooperates with the other party to seek confidential treatment of provisions reasonably designated by the other party for such treatment. Each party may use confidential information obtained solely as a result of this Agreement only for the purpose of performing hereunder. Neither party may use the other party's confidential information for any other purpose without the express written agreement of the owner.

The parties will cooperate in taking steps to protect the confidential information, including software, from copying by others, including Customers.

VOICE CONTROL SYSTEMS, INC.                 DIALOGIC CORPORATION



By:  /s/ Kim S. Terry                       By:  /s/ A. Jeff Hill
    --------------------------                  -----------------------------
Its: V.P. Finance                           Its: Senior Product Manager


* Confidential treatment requested.

                                   ADDENDUM I


"Affiliate" means (a) an entity that owns all or substantially all of the outstanding stock or other indicia of ownership of a party to this Agreement,
(b) an entity all or substantially all of whose stock or other indicia of ownership is owned by a party to this Agreement, or (c) an entity under common ownership with a party to this Agreement.

"Alphanumeric" means the ability to recognize letters of the alphabet in addition to the basic vocabulary available in the Basic Technology.

"Antares Customer" means a customer who has purchased an Antares board with Basic Technology.

"Basic Technology" means the technology licensed by VCS to Dialogic under that certain License Agreement dated June 8, 1990, as amended.

"Customer" means an Antares Customer who has ordered an Enhanced Technology.

"Digit verification" means the ability to authenticate a speaker of a prerecorded digit string.

"Dongle" means a piece of equipment that enables an Antares board to accept a configuration of Enhanced Technologies.

"Enhanced Technology" means any speech recognition product VCS currently makes, or in the future will make, available to customers who have Basic Technology to provide additional capabilities such as PowerBundle, speaker-dependent, word spotting, alpha-numeric, digit verification, and high density continuous.

"Force Majeure Condition" shall mean any condition or event beyond the control of the party affected thereby, including, but not limited to, fire, explosion, or other casualty, act of God, war or civil disturbance, acts of public enemies, embargo, the performance or non-performance of third parties, acts of city, state, local or federal governments in their sovereign, regulatory, or contractual capacity, labor difficulties, and strikes.

"High Density Continuous" means an ability to provide continuous digit speech recognition on 8 channels for each Texas Instruments C-31 50Mz digital signal processor.

Speaker Dependent" means technology that permits the user to train the recognizer to respond in a user-programmed manner to inputs that he chooses, the vocabulary being dependent on the inputs the user selects.

"Discrete Word Spotting" means high rejection, speaker-independent vocabulary supporting recognition of a single key word spoken in isolation.



Addendum 1 - Page 1 of 2

"PowerBundle" means a bundled software package available only for terrestrial telecommunications applications suitable for use in voice dialing consisting of continuous speaker independent and speaker dependent speech recognition.



Addendum 1 - Page 2 of 2

                                   EXHIBIT A

                                 SUPPORT LETTER


Dear VCS Enhanced Technology Customer:

         Thank you for purchasing VCS Enhanced Technologies on the Antares Platform. We greatly appreciate your business and request that you review this brief letter before continuing. To provide the most efficient support structure for this product, VCS and Dialogic have developed a special support scheme for their customers. To quickly contact the appropriate technical support specialist assigned to your product, please perform the following:

 1) Make sure that you have received two software packages with this shipment:

                  a.       The Dialogic Antares Developers Base Package.
                  b. The VCS Enhanced Technology software contained in the VCS-labeled brown package.

If you have not received both of these packages, please contact your Dialogic Account Manager at 1-800-781-1079.

2) Before installing any software, please read the Getting Started With a Technology on Antares booklet provided in package a above (booklet part numbers by operating system: MS-DOS, 05-0599-001; UNIX, 05-0600-002; OS/2, 05-0601-002; WinNT, 05-0687-001). Having read this document, please proceed as follows:

                  a.       Configure your Dialogic system,
                  b.       Install the System Release and Antares host software,
                  c. Run the Antares Record/Play demo (as described in the "Troubleshooting" section of the Getting Started With a Technology on Antares booklet).

If any difficulty is encountered while performing these steps, please contact Dialogic Customer Engineering at 1-201-993-1443.

3) If no problems are encountered during the installation and set-up of the Dialogic boards or software, and the Antares Record/Play demo operates properly, proceed to install the software in the VCS package according to the installation instructions in the VCS Enhanced Technology release notes. If any difficulty is encountered at this point, please contact VCS' Technical Support Group directly at (972) 386-0300.

         Since we have developed this support program to expedite our customers' integration of advanced technologies into their applications, we trust that this improved access to the appropriate system experts will reduce your development cycle time and further enable your


Exhibit A - Page 1 of 2
market success. Thank you again for choosing Dialogic and VCS, and we look forward to our continued relationship.


Exhibit A - Page 2 of 2

                                   EXHIBIT B

                       PRELIMINARY LIST OF CONFIGURATIONS



             --------------------------------------------------------------
                  DIALOGIC              VCS ENHANCED          NUMBER OF
                 PART NUMBER             TECHNOLOGY            CHANNELS
             --------------------------------------------------------------

             --------------------------------------------------------------

             --------------------------------------------------------------

             --------------------------------------------------------------
             --------------------------------------------------------------
                 26-0145-002            PowerBundle               2
             --------------------------------------------------------------
                 26-0146-002            PowerBundle               4
             --------------------------------------------------------------
                 26-0147-002            PowerBundle               6
             --------------------------------------------------------------
                 26-0148-002            PowerBundle               8
             --------------------------------------------------------------
                 26-0184-001        Digit Verification*           8
             --------------------------------------------------------------
                 26-0185-001        Digit Verification*           16
             --------------------------------------------------------------
                 26-0186-001        Digit Verification*           24
             --------------------------------------------------------------
                 26-0187-001        Digit Verification*           32
             --------------------------------------------------------------
                 26-0188-001            Alphanumeric              8
             --------------------------------------------------------------
                 26-0189-001            Alphanumeric              16
             --------------------------------------------------------------
                 26-0190-001            Alphanumeric              24
             --------------------------------------------------------------
                 26-0191-001            Alphanumeric              32
             --------------------------------------------------------------
                 26-0192-001       Continuous w/cut-thru          4
             --------------------------------------------------------------
                                        Alphanumeric              16
             --------------------------------------------------------------
                 26-0193-001        Discrete w/cut-thru           8
             --------------------------------------------------------------
                                        Alphanumeric              16
             --------------------------------------------------------------
                 26-0194-001              Discrete                16
             --------------------------------------------------------------
                                        Alphanumeric              16
             --------------------------------------------------------------
                 26-0195-001        Discrete w/cut-thru           4
             --------------------------------------------------------------
                                   Continuous w/cut-thru          4
             --------------------------------------------------------------
                                        Alphanumeric              8
             --------------------------------------------------------------
                 26-0196-001              Discrete                8
             --------------------------------------------------------------
                                   Continuous w/cut-thru          4
             --------------------------------------------------------------
                                        Alphanumeric              8
             --------------------------------------------------------------
                 26-0197-001        Discrete w/cut-thru           4
             --------------------------------------------------------------
                                   Continuous w/cut-thru          2
             --------------------------------------------------------------




Exhibit B - Page 1 of 2

             --------------------------------------------------------------
                                        Alphanumeric              8
             --------------------------------------------------------------
                 26-0198-001              Discrete                8
             --------------------------------------------------------------
                                   Continuous w/cut-thru          2
             --------------------------------------------------------------
                                        Alphanumeric              8
             --------------------------------------------------------------
                 26-0199-001       Continuous w/cut-thru          2
             --------------------------------------------------------------
                                        Alphanumeric              8
             --------------------------------------------------------------
                 26-0200-001        Discrete w/cut-thru           4
             --------------------------------------------------------------
                                        Alphanumeric              8
             --------------------------------------------------------------
                 26-0201-001              Discrete                8
             --------------------------------------------------------------
                                        Alphanumeric              8
             --------------------------------------------------------------

             --------------------------------------------------------------

             --------------------------------------------------------------




*        When available, current availability expected in 4th quarter
         1997.


Exhibit B - Page 2 of 2

                                   EXHIBIT C


Dialogic will pay VCS the greater of (a) * of its charges for Enhanced Technologies licensed to Customers in accordance with this Agreement or (b) the amount determined from the following schedules:

For licenses to Customers who are not enrolled in a Dialogic VPA program, a per-port amount based on the Enhanced Technology acquired:

         Speaker Dependent          *
         Discrete Word Spotting     *
         Continuous HD              *
         Alphabet                   *
         PowerBundle                *
         Digit Verification         *

For licenses to Customers who are enrolled in a Dialogic VPA program, a per-port amount based on the Enhanced Technology acquired and the number of ports of Dialogic products the Customer has committed to purchase from Dialogic in the year as follows:

                                   VPA LEVEL

====================================================================================================================

                            400       1000      2000       4000     6000      8000     10,000    12,000    15,000
------------------------- --------- --------- ---------- --------- -------- --------- --------- --------- ----------
Speaker Dependent@ or            *         *          *         *        *         *         *         *          *
Discrete Word Spotting@
------------------------- --------- --------- ---------- --------- -------- --------- --------- --------- ----------

Continuous HD+@                  *         *          *         *        *         *         *         *          *
------------------------- --------- --------- ---------- --------- -------- --------- --------- --------- ----------

Alphabet                         *         *          *         *        *         *         *         *          *
------------------------- --------- --------- ---------- --------- -------- --------- --------- --------- ----------

PowerBundle#                     *         *          *         *        *         *         *         *          *
------------------------- --------- --------- ---------- --------- -------- --------- --------- --------- ----------

Digit Verification*              *         *          *         *        *         *         *         *          *
====================================================================================================================

@    requires custom development, business opportunity only
# available only to Customers who have acquired continuous Basic Technology through Dialogic
*    When available, currently expected availability 4th quarter 1997
+    requires engineering and support contract

For Enhanced Technologies developed after the date of this Agreement, such as Password Verification, the parties will agree upon the minimum per port payment schedule prior to Dialogic soliciting any orders for that Enhanced Technology.

The schedules are subject to change by VCS on 90 days prior written notice to Dialogic, but not more than once annually and no increase shall exceed the price that would result from cumulative annual increases of *.


*  Confidential treatment requested.


Exhibit C - Page 1 of 1

                                  EXHIBIT C-1

                         Continuous HD Pricing (32 PORTS)

                                                  6-24     25-99  100-249  250-499   400    1,000   2,000  4,000  6,000  8,000
                                                  Units    Units   Units    Units   Ports   Ports   Ports  Ports  Ports  Ports
     VCS Royalty                                    *        *       *        *       *       *       *      *      *      *


                                                  10,000  12,000  15,000   20,000  25,000  30,000  40,000 50,000
                                                   Ports   Ports   Ports    Ports   Ports   Ports   Ports  Ports
     VCS Royalty                                     *       *       *        *       *       *       *      *

                                                 ContinuousHD Pricing (16 PORTS)

                                                  6-24     25-99  100-249  250-499   400    1,000   2,000  4,000  6,000  8,000
                                                  Units    Units   Units    Units   Ports   Ports   Ports  Ports  Ports  Ports
     VCS Royalty                                    *        *       *        *       *       *       *      *      *      *


                                                  10,000  12,000  15,000   20,000  25,000  30,000  40,000 50,000
                                                   Ports   Ports   Ports    Ports   Ports   Ports   Ports  Ports
     VCS Royalty                                     *       *       *        *       *       *       *      *



* Confidential treatment requested.

Exhibit C-1 - Page 1 of 1